PAREXEL INTERNATIONAL CORPORATION
RESTRICTED STOCK AGREEMENT
PAREXEL International Corporation (the “Company”) has selected you to receive the following restricted stock award pursuant to its 2015 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):	«Name»
Grant Date:	«the Grant Date»
Number of shares of the restricted common stock awarded (“Restricted Shares”):	«Number of Awards Granted»
Vesting Start Date:	«the Grant Date»
Vesting Schedule:

Vesting Date	Number of Shares that Vest
First Anniversary of Grant Date (“First Vesting Date”):	33.333% of the Restricted Shares (rounded in accordance with rounding conventions employed by the Plan administrator/custodian)
Second Anniversary of Grant Date:	An additional 33.333% of the Restricted Shares (rounded in accordance with rounding conventions employed by the Plan administrator/custodian)
Third Anniversary of Grant Date (“Final Vesting Date”):	All remaining unvested Restricted Shares
Except as provided herein, all vesting is dependent on the achievement of the performance condition set forth in Section 2(a) hereof and the Participant remaining an Eligible Participant on each applicable Vesting Date.

Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

PAREXEL INTERNATIONAL CORPORATION
Accepted and Agreed: ____________________________________ Signature of Participant
____________________________________ Street Address	By: _________________________________ Josef H. von Rickenbach Chairman and CEO
____________________________________ City/State/Zip Code

PAREXEL INTERNATIONAL CORPORATION
Restricted Stock Agreement
Incorporated Terms and Conditions
The terms and conditions of the award of Restricted Shares made to the Participant, as set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), are as follows:
1.Issuance of Restricted Shares.
(a)The Restricted Shares are issued to the Participant, effective as of the Grant Date set forth in the Notice of Grant, in consideration of services rendered and to be rendered by the Participant to the Company.
(b)The Restricted Shares will be issued by the Company in book entry form only, in the name of the Participant. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.Vesting.
(a)Unless otherwise provided in this Agreement or in the Company’s 2015 Stock Incentive Plan (the “Plan”), the Restricted Shares shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule” and each vesting date in the Vesting Schedule, a “Vesting Date”) if the Company had positive adjusted earnings in the fiscal year in which the Restricted Shares were granted (the “Earnings Performance Goal”). For purposes of this Section 2, adjusted earnings shall mean the Company’s net income determined in accordance with U.S. non-Generally Accepted Accounting Principles, which shall be net income as set forth in the Company’s financial statements filed with the Securities and Exchange Commission, but taking into account (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in tax or accounting principles, (v) the write down of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. The Compensation Committee shall certify within 90 days following the completion of the fiscal year, but in all events, before the First Vesting Date, that the Earnings Performance Goal has been achieved. Except as provided in Section 2(b) hereof, if the Earnings Performance Goal is not achieved and certified in accordance with this Section 2(a), the Restricted Shares shall be forfeited immediately and automatically to the Company.
(b)If the Participant (i) dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) prior to the Final Vesting Date and while the Participant is providing services to the Company or (ii) is party to another agreement with the Company (for example, an employment agreement, severance agreement or change-in-control agreement), that provides for acceleration of some or all of the Restricted Shares upon Participant’s ceasing to be an Eligible Participant in connection with a change in control of the Company, then, in either case, the Restricted Shares shall vest in full (or as otherwise required by an agreement between Participant and the Company) upon the date of the Participant’s death, disability or his or her ceasing to be an Eligible Participant in connection with a change in control of the Company, as the case may be.

3.Forfeiture of Unvested Restricted Shares Upon Cessation of Service.
(a)Absent any contrary provision in the Plan, in the event that the Participant ceases to be an Eligible Participant for any reason or no reason (other than as described in Section 2(b) above or as provided in 3(b) below), with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately after such cessation and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted stock under the Plan.
(b)To the extent any other agreement between Participant and the Company would require that any then-unvested Restricted Shares vest in full upon the date Participant ceases to be an Eligible Participant as a result of a termination (other than due to death or Disability) unrelated to a change in control, the then-unvested Restricted Shares shall accelerate pursuant to the terms of such agreement except that if Participant ceases to be an Eligible Participant prior to the certification by the Compensation Committee that the Earnings Performance Goal has been achieved, the Restricted Shares shall remain outstanding and the number of Restricted Shares that would otherwise have vested pursuant to the terms of such agreement shall vest on the date on which the achievement of the Earnings Performance Goal is actually certified by the Compensation Committee. If the Compensation Committee determines that the Earnings Performance Goal has not been achieved, the Restricted Shares shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant.
4.Restrictions on Transfer.
Except as set forth in the Plan, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested. The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or the Plan or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement or the Plan.
5.Restrictive Legends.
The book entry account reflecting the issuance of the Restricted Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
6.Rights as a Shareholder.
Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that, as provided in the Plan, the payment of dividends on unvested Restricted Shares shall be deferred until the vesting of such shares.

7.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
8.Tax Matters.
(a)The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Restricted Shares then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not remove the restrictive legend described in Section 5 hereof from any shares of Company common stock until it is satisfied that all required withholdings have been made. In addition, the Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.
(b)The Participant hereby authorizes the Company to reduce the number of Restricted Shares that become free from restrictions on transferability and forfeiture on the applicable Vesting Date by the number of Restricted Shares (based on the fair market value of shares of Company common stock, $.01 par value per share (“Common Stock”), at such time) as is sufficient to satisfy the Company’s minimum statutory withholding requirements with respect to the income recognized by the Participant upon the vesting of such Restricted Shares (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income).  Such Restricted Shares shall be returned to the Company.  For purposes of this Section 8(b), “fair market value” shall mean the closing price per share of Common Stock on the NASDAQ stock market on the last trading day prior to the applicable Vesting Date. Participant’s acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Participant to receive the Restricted Shares under the Plan and this Agreement.
(c)In lieu of a reduction of Restricted Shares to satisfy the Company’s withholding obligation as described in Section 8(b) hereof, Participant may either (i) pay to the Company the amount of tax required to be withheld in cash, by check or in another form satisfactory to the Company (“Cash Payment”) or (ii) at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and the Participant is not subject to any restrictions on trading activities on the Common Stock imposed by the Company, the Participant may execute the instructions set forth in Annex A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation.  Any election to make a Cash Payment must be communicated to the Company no later than seven days prior to the date the restrictions lapse, and any Cash Payment must be made by the date on which the restrictions lapse or such later date as is established by the Company (not to exceed 15 days after the date on which the restrictions lapse). Any Automatic Sale Instructions must be made not later than one month prior to a Vesting Date, and in the event the Participant subsequently cancels any Automatic Sale Instructions, he or she may not enter into any further Automatic Sale Instructions with regard to the Restricted Shares.

9.Execution of Restrictive Covenant Agreement.
If the Participant was requested by the Company to execute an agreement regarding confidentiality, non-disclosure, non-solicitation, assignments of inventions and intellectual property rights, and, if applicable, non-competition (the “Restrictive Covenant Agreement”) in connection with the above referenced award, Participant acknowledges and agrees that in consideration for such award, he/she has delivered to the Company an executed copy of such Restricted Covenant Agreement. The Participant acknowledges that he/she would not be entitled to receive the award referenced herein but for the Participant’s execution of such Restrictive Covenant Agreement prior to signing this Agreement.
10.Miscellaneous.
(a)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of a continued service relationship or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(b)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws provisions.
(c)Participant’s Acknowledgments. The Participant acknowledges (i) that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan, (ii) that he or she agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future and (iii) the provisions of this Agreement, including the vesting and performance requirements herein, amend and/or supersede, as the case may be, any other agreement between Participant and the Company regarding this award.
Annex A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Shares on such date shall be paid through an automatic sale of shares as follows:

(a)    Upon any vesting of any Restricted Shares pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the Restricted Shares no longer subject to the transferability restrictions and forfeiture provisions under Sections 2, 3 and 4 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the transfer restrictions and forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.
(b)    The Participant hereby appoints the Chief Financial Officer of the Company his attorney in fact to sell the Participant’s shares in accordance with this Annex A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Annex A.

(c)    The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or Common Stock. The Participant and the Company have structured this Agreement, including this Annex A, to qualify for the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.
The Company shall not remove the restrictive legend described in Section 5 hereof from any shares of Common Stock until it is satisfied that all required withholdings have been made.

These instructions apply to the Restricted Shares that vest on (check all that apply):

□    All Vesting Dates
□    First anniversary of Grant Date
□    Second anniversary of Grant Date
□    Third anniversary of Grant Date

_______________________________

Participant Name: ________________

Date: __________________________